Exhibit 23.4


                                  May 30, 2000



Wayne A. Whitham, Jr. Esq.
Williams, Mullen, Clark & Dobbins
1021 East Cary Street
Richmond, VA 23219


                          CONSENT OF INVESTMENT BANKERS
                          -----------------------------

Gentlemen:

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated May __, 2000 rendered to the Board of Directors of Cardinal Financial Corporation in connection with its merger with Heritage Bancorp, Inc. and the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                               Sincerely,

                                               SCOTT & STRINGFELLOW, INC.

                                               /s/ Gary S. Penrose

                                               Gary S. Penrose
                                               Managing Director
                                               Financial Institutions Group